EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE

May 6, 2008	Analyst Contact:	Susan Allen:	203.499.2409
	Media Contact:	Anita Steeves:	203.499.2901
		After Hours:	203-499-2812

UIL Holdings Corporation Announces First Quarter 2008 Results and
Affirms 2008 Earnings Guidance

UIL Holdings Corporation (NYSE: UIL) today reported consolidated net income of $6.6 million, or $0.26 per share, for the first quarter of 2008, compared to net income of $5.4 million, or $0.22 per share, for the same period in 2007.  Net income from discontinued operations was immaterial in both quarterly periods.

 “Our earnings increased in the first quarter compared to last year due to increased earnings from our transmission business,” commented James P. Torgerson, UIL’s chief executive officer.  “UIL’s utility subsidiary, The United Illuminating Company (UI), is well underway with the implementation of its 10-year construction plan for its transmission and distribution activities. The centerpiece of the plan is the Middletown-to-Norwalk 345 kilovolt (kV) transmission project, which is now more than 80% complete and we expect to complete the project in early 2009.  In March, UI submitted a proposal to the Connecticut Department of Public Utility Control (DPUC) to jointly develop 500 megawatts of new peaking generation in Connecticut through a 50/50 partnership with NRG Energy, Inc. (NYSE:NRG).”

“In 2007 and the first quarter of 2008, UI has experienced a decline in earnings from its distribution business.  Management has taken action to mitigate this in the short-term by reducing operating expenses.  To address the forecasted lower return on equity, UI is preparing a regulatory filing to seek rate relief that would be in place by January 1, 2009.  The three main drivers causing a lower return are the decline in sales, an increase in uncollectibles and an increased capital expenditure program needed to replace aging infrastructure and to meet the region’s growing electricity needs,” added Torgerson.

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Earnings per share for the first quarter of 2008, versus the same period in 2007, for continuing operations and discontinued operations, are as follows:

	Quarter Ended
	March 31,
	2008	2007
Continuing Operations
United Illuminating
Distribution, CTA & Other	0.09	0.13
Transmission	0.19	0.09
Total United Illuminating	$0.28	$0.22
Corporate	(0.02)	-

Total Continuing Operations	$0.26	$0.22

Discontinued Operations - Xcelecom	-	-

Total UIL Holdings	$0.26	$0.22

Earnings per Share - diluted
Continuing Operations	$0.26	$0.22
Discontinued Operations	-	(0.01)
Net Earnings	$0.26	$0.21

Avg. Number Outstanding Shares - basic	25,050	24,910
Avg. Number Outstanding Shares - diluted	25,399	25,230
Number of Shares Outstanding at quarter-end	25,093	24,992

Actual Degree Days
Heating	2,607	2,852
Normal	2,755	2,743
Cooling	n/a	n/a
Normal	n/a	n/a

The United Illuminating Company (UI)

Net income for UI totaled $7.1 million, or $0.28 per share, in the first quarter of 2008, compared to net income of $5.5 million, or $0.22 per share, in the same period in 2007.  The increase in earnings in the first quarter of 2008 compared to the same period in 2007 was primarily due to growth in the transmission business of $2.6 million, or $0.10 per share, resulting from construction work in progress on the Middletown-to-Norwalk transmission project and increases in UI’s 2008 distribution rate components as approved by the DPUC in prior dockets.  The earnings improvement year over year for the quarter was partially offset by increases in

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interest expense from higher borrowings, higher uncollectible expense of $0.02 per share, and increased payroll expense of $0.02 per share.  Actual kWh consumption before adjusting for weather was 3.2% lower than the first quarter of 2007.  After adjusting for the impact of weather, retail kWh consumption was 2.0% lower than the first quarter of 2007.

UIL Corporate

UIL Corporate incurred net after-tax costs of $0.4 million, or $0.02 per share, compared to a minimal loss in the first quarter of 2007.  The decrease in 2008 earnings was primarily due to lower interest income earned on short-term investments.

Discontinued Operations

Xcelecom, Inc.

Xcelecom, whose operating subsidiaries were substantially sold in 2006, reported net after-tax costs of $0.1 million in both the first quarter of 2008 and 2007.

Looking Forward

UIL affirms the earnings guidance reported on February 21, 2008 as shown below.

2008 Earnings Expectations

UI
Distribution, CTA & Other	$1.06 - $1.26
Transmission	0.80 - 0.84

Total UI (1)	$1.90 - $2.10

UIL Corporate	(0.12) - (0.07)

Total Continuing Operations (1)	$1.82 - $2.02

(1)	Expectations are not intended to be additive to derive consolidated expectations.

UI has experienced lower kilowatt-hour (kWh) volume and higher uncollectible expense as lagging economic growth, along with high energy prices continue to be experienced throughout UI’s service territory.  Earnings expectations for 2008 are based upon the assumption that in 2008 the return on equity for distribution and CTA combined will be 8.0% to 8.5%, compared to an allowed return of 9.75%.

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First Quarter Earnings Conference Call

In conjunction with this earnings release, UIL will conduct a web cast conference call with financial analysts, Wednesday, May 7, 2008 beginning at 10:00 a.m. eastern time.  UIL’s executive management will present an overview of the financial results followed by a question and answer session.

Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL’s website at http://www.uil.com. Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 323,000 customers in the Greater New Haven and Bridgeport areas.  For more information on UIL Holdings, visit us at http://www.uil.com.

Use of Non-GAAP Measures

UIL Holdings believes earnings per share (EPS) information by line of business is useful in understanding the fluctuations in EPS for UIL Holdings between the current and prior periods.  The amounts presented show the EPS from continuing operations and discontinued operations where applicable for each of UIL Holdings’ lines of business.  EPS is calculated by dividing the income from continuing operations and discontinued operations for each line of business by the average number of shares of UIL Holdings common stock outstanding for the periods presented.  The EPS for all periods presented are calculated on the same basis and reconcile to the amounts presented on a generally accepted accounting principle’s (GAAP) basis.  The earnings per share for each of continuing operations, discontinued operations and combined total EPS is a GAAP-basis presentation.

UIL Holdings also believes that a breakdown, presented on a per share basis, of how particular significant items contributed to the change in income from continuing operations and discontinued operations by line of business (Item Variance EPS Presentation) is useful in understanding the overall change in the consolidated results of operations for UIL Holdings from one reporting period to another.  UIL Holdings presents such per share amounts by taking the dollar amount of the applicable change for the revenue or expense item, booked in accordance with GAAP, and applying UIL Holdings’ combined effective statutory federal and state tax rate and then dividing by the average number of shares of UIL Holdings common stock outstanding for the periods presented.  Any amounts provided as Item Variance EPS Presentation are provided for informational purposes only and are not intended to be used to calculate “Pro-forma” amounts.

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Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future.  Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements.  Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiary, The United Illuminating Company.  The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission.  Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

The following are summaries of UIL Holdings’ unaudited consolidated and segmented financial information for the first quarter 2008:

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UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(In Thousands except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2008	2007

Operating Revenues
Utility	$234,417	$274,563
Non-utility businesses	207	346
Total Operating Revenues	234,624	274,909
Operating Expenses
Operation
Fuel and energy	117,526	176,117
Operation and maintenance	52,419	46,995
Transmission wholesale	8,551	8,199
Depreciation and amortization	25,186	19,590
Taxes - other than income taxes	12,276	11,265
Total Operating Expenses	215,958	262,166
Operating Income	18,666	12,743

Other Income and (Deductions), net	1,855	2,964

Interest Charges, net
Interest on long-term debt	7,277	5,278
Other interest, net	208	193
	7,485	5,471
Amortization of debt expense and redemption premiums	432	404
Total Interest Charges, net	7,917	5,875

Income Before Income Taxes, Equity Earnings and
Discontinued Operations	12,604	9,832

Income Taxes	5,686	4,452

Income Before Equity Earnings and Discontinued Operations	6,918	5,380
Income (Loss) from Equity Investments	(274)	87
Income from Continuing Operations	6,644	5,467
Discontinued Operations, Net of Tax	(57)	(111)

Net Income	$6,587	$5,356

Average Number of Common Shares Outstanding - Basic	25,050	24,910
Average Number of Common Shares Outstanding - Diluted	25,399	25,230

Earnings Per Share of Common Stock - Basic:
Continuing Operations	$0.26	$0.22
Discontinued Operations	-	-
Net Earnings	$0.26	$0.22

Earnings Per Share of Common Stock - Diluted:
Continuing Operations	$0.26	$0.21
Discontinued Operations	-	-
Net Earnings	$0.26	$0.21

Cash Dividends Declared per share of Common Stock	$0.432	$0.432

UIL HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
	March 31,	December 31,
(thousands of dollars)	2008	2007
ASSETS
Current assets	$221,046	$241,800
Current assets of discontinued operations held for sale	5,159	6,104
Property, plant and equipment, net	924,870	878,366
Regulatory assets	642,209	616,966
Other long-term assets	26,832	32,598
Total Assets	$1,820,116	$1,775,834

LIABILITIES AND CAPITALIZATION
Current liabilities	$308,975	$285,917
Current liabilities of discontinued operations held for sale	4,805	5,040
Noncurrent liabilities	186,604	162,461
Deferred income taxes	313,834	313,812
Regulatory liabilities	69,457	64,996
Total Liabilities	883,675	832,226

Net long-term debt	475,031	479,317
Net common stock equity	461,410	464,291
Total Capitalization	936,441	943,608

Total Liabilities and Capitalization	$1,820,116	$1,775,834

UIL HOLDINGS CORPORATION
SEGMENTED CONSOLIDATED INCOME STATEMENT

	Quarter Ended March 31,
	2008	2007
Net Income (Loss) ($M)
UI
Distribution, CTA and Other	$2.3	$3.3
Transmission	4.8	2.2
Total UI Net Income	$7.1	$5.5

UIL Corporate	(0.4)	-
Total Continuing Operations	$6.7	$5.5

Discontinued Operations - Xcelecom	(0.1)	(0.1)

Total Net Income	$6.6	$5.4

Earnings (Loss) per Share ($/share)
UI
Distribution, CTA and Other	$0.09	$0.13
Transmission	0.19	0.09
Total UI	$0.28	$0.22

UIL Corporate	(0.02)	-
Total Continuing Operations	$0.26	$0.22

Discontinued Operations - Xcelecom	-	-

Total UIL Holdings	$0.26	$0.22